Exhibit 5

August 31, 2016
Harris Corporation
1025 West NASA Blvd.
Melbourne, Florida 32919

Re: Harris Corporation — Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as legal counsel to Harris Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration, pursuant to the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder of an indeterminate amount of the Company’s debt securities (the “Debt Securities”), shares of common stock, $1.00 par value per share (the “Common Stock”), shares of preferred stock, without par value (the “Preferred Stock”), depositary shares each representing a fraction of a share of Preferred Stock (the “Depositary Shares”), and warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (the “Warrants”). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants (hereinafter collectively referred to as the “Securities”) may be offered and sold by the Company from time to time, pursuant to Rule 415 of the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities”). The Senior Debt Securities are to be issued pursuant to an indenture, which has been filed as Exhibit 4(b) to the Company’s Registration Statement on Form S-3, Registration Statement No. 333-108486, filed with the SEC on September 3, 2003 (the “Senior Indenture”), dated as of September 3, 2003, entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Trustee. The Subordinated Debt Securities are to be issued pursuant to a subordinated indenture, which has been filed as Exhibit 4(c) to the Company’s Registration Statement on Form S-3, Registration Statement No. 333-108486, filed with the SEC on September 3, 2003 (the “Subordinated Indenture,” and, together with the Senior Indenture, the “Indentures”), dated as of September 3, 2003, entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Trustee. The Warrants, if any, are to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into among the Company, a warrant agent and each other party thereto, and the Depositary Shares, if any, are to be issued under a Harris Corporation Deposit Agreement (the “Deposit Agreement”) to be entered into between the Company and a depositary. The Debt Securities, the Preferred Stock, the Depositary Shares, the Warrants, the Warrant Agreement(s) and the Deposit Agreement(s) are

to be issued in or under one or more forms to be filed with the SEC on a Current Report on Form 8-K or a post-effective amendment to the Registration Statement.

In rendering these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, corporate records, certificates of public officials and representatives of the Company and other documents as we deemed necessary or appropriate as a basis for the opinions set forth herein, including: (a) the Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”); (b) the By-Laws of the Company, as amended and restated effective December 5, 2014 (the “By-Laws”); (c) the Registration Statement; (d) the Indentures; and (e) certain resolutions adopted by the Company’s Board of Directors on August 27, 2016, relating to the registration of the Securities and related matters.

In such examination, we have assumed, without inquiry or investigation, (a) the legal capacity of each natural person, (b) the authenticity of original documents and the genuineness of all signatures, (c) the conformity to the originals of all documents submitted to us as copies, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed, and (e) that there has been no undisclosed waiver of any right, remedy or provision contained in any such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, trust or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any supplements and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) an appropriate Prospectus Supplement or term sheet will have been prepared and filed with the SEC describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement or term sheet; (v) the Company’s Board of Directors (or a committee thereof duly authorized to act on its behalf) (the “Board”) and appropriate officers of the Company have taken all necessary corporate action to authorize the issuance of, and to approve the terms of, the Securities, the terms and provisions of any applicable supplemental indenture, Warrant Agreement or Deposit Agreement and the terms of the applicable offering; (vi) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance, sale and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law, rule or regulation or will result in a violation of any provision of any instrument or agreement then binding on the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) a definitive purchase, underwriting, agency or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of the opinion that:

1.    With respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of (i) the Debt Securities, Preferred Stock or Warrants, as the case may be, convertible or exchangeable into Common Stock and (ii) the shares of Common Stock, and related matters and (B) the shares of Common Stock have been duly issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting, agency or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of such Debt Security, Preferred Stock or Warrant, as the case may be, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.    With respect to shares of Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a “Certificate”) and the filing of such Certificate with the Secretary of State of the State of Delaware, (B) such Certificate has been properly filed with the Secretary of State of the State of Delaware and (C) the shares of Preferred Stock have been duly issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting, agency or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.    With respect to the Debt Securities to be issued under the applicable Indenture, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Debt Securities, the terms of the offering thereof and related matters, and (B) such Debt Securities have been duly executed, authenticated, registered, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting, agency or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.    With respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants,

the terms of the offering thereof and related matters, (B) the Warrant Agreement has been duly executed and delivered by the Company, the warrant agent appointed by the Company and each other party thereto, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, issued and delivered in accordance with the appropriate Warrant Agreement and the applicable definitive purchase, underwriting, agency or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.    With respect to the Depositary Shares, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware, (B) such Certificate has been properly filed with the Secretary of State of the State of Delaware, (C) the Deposit Agreement has been duly executed and delivered by the Company and the depositary appointed by the Company, (D) the shares of Preferred Stock underlying such Depositary Shares have been duly authorized, validly issued, fully paid and duly deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement and (E) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered, issued and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting, agency or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith, fair dealing and conscionability, regardless of whether such enforceability is considered in a proceeding in equity or at law.

In rendering the opinions set forth above, we have assumed that: (a) the consideration paid for any Common Stock or Preferred Stock will comply with Section 153(a) or (b) of the General Corporation Law of the State of Delaware or any successor provision; (b) any Certificate in respect of any Preferred Stock will be in conformity with the Certificate of Incorporation, the By-Laws and applicable law; (c) after the issuance of the Common Stock, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Certificate of Incorporation; and (d) after the issuance of the Preferred Stock, the total number of issued shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Certificate of Incorporation.

We express no opinion herein as to any provision of the Indentures or the Debt Securities that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of the right to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of the Indentures or the Debt Securities to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

We note that (a) a New York State statute provides that with respect to a foreign currency obligation (such as a Security denominated in a foreign currency or currency unit) a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (b) with respect to a foreign currency obligation, a U.S. Federal court in New York may award judgment in U.S. dollars, provided that we express no opinion as to the rate of exchange such court would apply.

Our opinions are limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

The Securities may be issued from time to time on a delayed or continuous basis, and this opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. Our opinions are limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

HOLLAND & KNIGHT LLP

/s/ HOLLAND & KNIGHT LLP
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